UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 10, 2006

FIRSTPLUS Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Special Meeting Litigation

On March 10, 2006, the plaintiffs in the lawsuit styled Danford L. Martin, et al. v. FirstPlus Financial Group, Inc., et al., in the Second Judicial District Court for the State of Nevada (the “Election Suit”), filed a motion (the “Motion”) for an extension of time with respect to their response to the Answer and Counterclaim (the “Counterclaim”) filed by the Company in February 2006. Certain of the allegations in the Counterclaim involve the petitioner group, individual members of the petitioner group who may be nominated for election as directors of the Company at the Company’s 2006 Special Meeting of Shareholders (the “Special Meeting”) and certain of the individual nominators.

In the Motion, the petitioners state that it is not for the purposes of delay. However, the Memorandum of Points and Authorities accompanying the Motion contradicts this point stating that the “election of directors may result in a change of the management of FirstPlus and obviate the need for litigation over the issues raised in the counterclaims.” In other words, the petitioners state that the Motion is not for the purposes of delay, but if it is delayed, the new controlling persons of the Company, who are the subject of the Counterclaim, may dismiss the Counterclaim, neglect to prosecute the Company’s claims for relief for damages it has incurred and ignore the violations of duties and laws alleged in the Counterclaims and the damages incurred by the Company on account of those violations.

In the Motion, the petitioners also state that the Company waited almost a year to file the Counterclaim. However, the petitioners did not state in the Motion that many of the allegations contained in the Counterclaim are based on disclosures contained in their November and December 2005 SEC filings, which were not filed until late 2005 despite the fact that the petitioners initiated the Election Suit in March 2005 and had to request two postponements of the shareholders’ meeting and election of directors due to their failure to comply with SEC disclosure requirements. In other words, as alleged in the Counterclaim, the petitioners delayed their required disclosures for the Special Meeting and are now using that fact to prevent the Company from asserting its claims. The Company filed the Counterclaim approximately two and a half months after a group of the petitioners filed the seventh amendment to their proxy statement for the Special Meeting.

The Counterclaim involves allegations regarding the petitioners, possible nominees for election at the Special Meeting and their nominators. On March 15, 2006, the Company filed a motion opposing the petitioners’ motion. The Company intends to oppose the Motion to proceed with its claims prior to the Special Meeting.

Additional Information

FIRSTPLUS Financial Group, Inc. has filed a preliminary proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the Company’s 2006 Special Meeting of Shareholders, rescheduled from November 16, 2005 to April 28, 2006. FIRSTPLUS Financial Group, Inc. shareholders are urged to read the Company’s definitive proxy statement because it contains important information. FIRSTPLUS Financial Group, Inc. shareholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. FIRSTPLUS Financial Group, Inc. shareholders will also be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting FIRSTPLUS Financial Group, Inc. at:

FIRSTPLUS FINANCIAL GROUP, INC.

5100 N. O’Connor Boulevard, 6th Floor

Irving, Texas 75039

All of the FIRSTPLUS Financial Group, Inc. directors (Robert P. Freeman, John R. Fitzgerald, Daniel T. Phillips and David B. Ward) and its sole executive officer (Jack (J.D.) Draper) will be deemed to be participants in the Board’s solicitation of proxies. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies was set forth in the proxy statement for 2005 Annual Meeting of Shareholders for the postponed meeting date of November 16, 2006, which was filed with the Securities and Exchange Commission on October 25, 2005. Additional information regarding the interests of those persons may be obtained by reading the updated definitive proxy statement for the 2006 Special Meeting of Shareholders when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President